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                           EXHIBIT 23
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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 18, 1996, incorporated by reference in the Annual Report on Form 10-K of Union Pacific Corporation for the year ended December 31, 1995, as amended, and of our report dated August 20, 1996, appearing in Chicago and North Western Railway Company Profit Sharing and Retirement Savings Program Annual Report on Form 11-K for the year ended December 31, 1995.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Omaha, Nebraska
August 26, 1996